Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Urogen Pharma Ltd. of our report dated March 8, 2017 , except for the effects of the share split discussed in note 1d to the consolidated financial statements, as to which the date is April 24 2017, relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel

/s/ Kesselman & Kesselman
April 24, 2017	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited